INDEPENDENT  AUDITORS'  CONSENT

We have issued our report dated February 28, 1997, accompanying the consolidated financial statements included in the Annual Report of Track Data Corporation and Subsidiaries on Form 10-K for the year ended December 31, 1996. We hereby consent to the incorporation by reference of said report in the Registration Statements of Track Data Corporation on Form S-3 (File No. 333-4780, effective July 11, 1996) and on Form S-8 (File No. 333-4532, effective  May  2,  1996).



GRANT  THORNTON  LLP
Melville,  New  York
February  28,  1997